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                                  Exhibit 11.1

                             SPECTRUM HOLOBYTE, INC.
            Statement Re: Computation of Net Income (Loss) Per Share

                      (In thousands, except per share data)

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


                                                            Year Ended March 31,
                                                            ---------------------------------------------------
                                                               1997                1996                  1995
                                                            ----------          -----------         -----------
Income (loss) before extraordinary item                     $    4,441          $  (39,841)         $  (18,051)

Cumulative dividends on Series A preferred stock                  (280)               (280)               (280)
                                                            ----------          ----------          ----------

Income (loss) for the purposes of calculating
   earnings per share before extraordinary item                  4,161             (40,121)            (18,331)

Extraordinary item, net of tax effect                            3,547                   -                   -
                                                            ----------          ----------          ----------

Net income (loss) for the purposes of calculating
   earnings per share                                       $    7,708          $  (40,121)         $  (18,331)
                                                            ----------          ----------          ----------
                                                            ----------          ----------          ----------
Number of shares used in the computation of
   per share data                                               27,776              23,636              20,111
                                                            ----------          ----------          ----------
                                                            ----------          ----------          ----------

Per share data:
   Income (loss) before extraordinary item                  $     0.15          $    (1.70)         $    (0.91)
   Extraordinary item, net of tax effect                          0.13                   -                   -
                                                            ----------          ----------          ----------
   Net income (loss)                                        $     0.28          $    (1.70)         $    (0.91)
                                                            ----------          ----------          ----------
                                                            ----------          ----------          ----------
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    THE WEIGHTED AVERAGE NUMBER OF COMMON SHARES AND COMMON STOCK EQUIVALENTS
     ARE THE SAME FOR PRIMARY AND FULLY DILUTED EARNINGS PER SHARE.